UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 1, 2020

WHITING PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Lincoln Street, Suite 4700 Denver, Colorado	80203-4547
(Address of principal executive offices)	(Zip Code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WLL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

As previously reported, on April 1, 2020, Whiting Petroleum Corporation (“Legacy Whiting”) and certain of its subsidiaries (together with Legacy Whiting, the “Company”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company’s Chapter 11 Cases were jointly administered under the caption In re Whiting Petroleum Corporation, et al., Case No. 20-32021. On June 30, 2020, the Company filed the Joint Chapter 11 Plan of Reorganization of Whiting Petroleum Corporation and its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”).

On August 14, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. The Plan is attached to the Confirmation Order as Exhibit A. The Plan and the Confirmation Order were previously filed as Exhibits 2 and 99 to Legacy Whiting’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 17, 2020 and are hereby incorporated by reference as Exhibits 2 and 99.1 to this Current Report on Form 8-K (this “Current Report”).

On September 1, 2020 (the “Effective Date”), the Plan became effective in accordance with its terms and the Company emerged from chapter 11. As part of the transactions undertaken pursuant to the Plan, Legacy Whiting’s Existing Common Stock (as defined below) outstanding prior to the Effective Date was cancelled and exchanged for the New Common Stock (as defined below). As a result, effective as of the Effective Date, Whiting Petroleum Corporation, as reorganized pursuant to the Plan (“Whiting”), became the successor reporting company to Legacy Whiting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Current Report on Form 8-K is being filed by Whiting as the initial report of Whiting to the Commission and as notice that the Company is the successor issuer to Legacy Whiting under the Exchange Act. Whiting is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the SEC. The first periodic report to be filed by Whiting with the Commission will be its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Item 1.01.	Entry into a Material Definitive Agreement.

Reserve Based Revolving Credit Facility

On the Effective Date, pursuant to the terms of the Plan, Whiting, as parent guarantor, and Whiting Oil and Gas Corporation (“Whiting Oil and Gas”), as borrower, entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”), and JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Securities LLC and Capital One, National Association as joint lead arrangers and joint bookrunners providing for a reserve-based credit facility (the “Exit Credit Facility”) with initial aggregate commitments in the amount of $750.0 million, with the ability to increase the aggregate commitments by up to an additional $750.0 million, subject to certain conditions. The initial Borrowing Base is $750 million until the next scheduled redetermination. The Borrowing Base will be redetermined semiannually on or around April 1st and October 1st, with one interim “wildcard” redetermination available between scheduled redeterminations. The initial availability under the Exit Credit Facility is $324.67 million on the Effective Date before giving effect to any outstanding letters of credit on such date.

The Exit Credit Facility provides for a $50.0 million sublimit of the aggregate commitments that is available for the issuance of letters of credit. The Exit Credit Facility bears interest either at a rate equal to (a) LIBOR plus an applicable margin that varies from 2.75% to 3.75% per annum or (b) a base rate plus an applicable margin that varies from 1.75% to 2.75% per annum. The Exit Credit Facility matures on April 1, 2024.

Whiting is required to pay a commitment fee of 0.50% per annum on the average daily unused portion of the current aggregate commitments under the Exit Credit Facility. Whiting is also required to pay customary letter of credit and fronting fees.

The Credit Agreement requires Whiting to maintain a leverage ratio of less than or equal to 3.50 to 1.00.

The Credit Agreement also contains customary affirmative and negative covenants, including, among other things, as to compliance with laws (including environmental laws and anti-corruption laws), delivery of quarterly and annual financial statements, conduct of business, maintenance of property, maintenance of insurance, restrictions on the incurrence of liens, indebtedness, asset dispositions, fundamental changes, restricted payments, and other customary covenants.

Additionally, the Credit Agreement contains customary events of default and remedies for credit facilities of this nature. If Whiting does not comply with the financial and other covenants in Credit Agreement, the Lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Credit Agreement and any outstanding unfunded commitments may be terminated. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Guarantee and Security of the Credit Facilities

The obligations under the Exit Credit Facility are guaranteed by Whiting and certain of Whiting’s subsidiaries (collectively, the “Guarantors”) and secured by substantially all of their assets. On the Effective Date, the Guarantors entered into a guaranty and collateral agreement in favor of the Agent, for the benefit of the secured parties thereunder, pursuant to which the Guarantors guaranteed the payment and performance of all indebtedness and liabilities arising pursuant to, or in connection with, the Credit Agreement and granted a first lien security interest in all of the collateral described therein.

Warrant Agreements

On the Effective Date and pursuant to the Plan, Whiting entered into (i) a Warrant Agreement (the “Series A Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (collectively, the “Warrant Agent”), which provides for Whiting’s issuance of up to an aggregate of 4,837,821 Series A warrants (the “Series A Warrants”) to purchase outstanding common stock, par value $0.001 per share, of Whiting, as reorganized pursuant to and under the Plan (the “New Common Stock”) to former holders of Existing Common Stock (as defined below) on the Effective Date in accordance with the terms of the Plan, the Confirmation Order and the Series A Warrant Agreement and (ii) a Warrant Agreement (the “Series B Warrant Agreement” together with the Series A Warrant Agreement, the “Warrant Agreements”) with the Warrant Agent, which provides for Whiting’s issuance of up to an aggregate of 2,418,910 Series B warrants (the “Series B Warrants” together with the Series A Warrants, the “Warrants”) to purchase New Common Stock to former holders of Existing Common Stock on the Effective Date in accordance with the terms of the Plan, the Confirmation Order and the Series B Warrant Agreement.

The Series A Warrants are exercisable from the date of issuance until 5:00 p.m., New York time, on the fourth anniversary of the Effective Date, at which time, all unexercised Series A Warrants will expire, and the rights of the holders of such Series A Warrants to purchase New Common Stock will terminate. The Series A Warrants are initially exercisable for one share of New Common Stock per Series A Warrant at an initial exercise price of $73.44 per Series A Warrant (the “Series A Exercise Price”).

The Series B Warrants are exercisable from the date of issuance until 5:00 p.m., New York time, on the fifth anniversary of the Effective Date, at which time, all unexercised Series B Warrants will expire, and the rights of the holders of such Series B Warrants to purchase New Common Stock will terminate. The Series B Warrants are initially exercisable for one share of New Common Stock per Series B Warrant at an initial exercise price of $83.45 per Series B Warrant (the “Series B Exercise Price” together with the Series A Exercise Price, the “Exercise Prices”).

Pursuant to the Warrant Agreements, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of Whiting’s directors or any other matter, or exercise any rights whatsoever as a stockholder of Whiting unless, until and only to the extent such holders become holders of record of shares of New Common Stock issued upon settlement of Warrants.

The number of shares of New Common Stock for which a Warrant is exercisable, and the Exercise Prices, are subject to adjustment from time to time upon the occurrence of certain events, including: (1) stock splits, reverse stock splits or stock dividends to holders of New Common Stock or (2) a reclassification in respect of New Common Stock.

The foregoing description of the Warrants Agreements is qualified in its entirety by reference to the full text of the Warrant Agreements, which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Equity Interests

In accordance with the Plan, all agreements, instruments and other documents evidencing, relating to or otherwise connected with any of Legacy Whiting’s equity interests outstanding prior to the Effective Date were cancelled and all such equity interests have no further force or effect after the Effective Date. Pursuant to the Plan, the holders of Legacy Whiting’s existing common stock, par value $0.001 (the “Existing Common Stock”), outstanding prior to the Effective Date received (i) their proportionate distribution of 3% of the New Common Stock of Whiting (subject to dilution by the Warrants and the MIP (as defined herein)), (ii) their proportionate distribution of Series A Warrants to acquire the New Common Stock. and (iii) their proportionate distribution of Series B Warrants to acquire the New Common Stock.

Additionally, on the Effective Date, the Section 382 Rights Agreement (the “Rights Agreement”), dated as of March 27, 2020, between Legacy Whiting and Computershare Trust Company, N.A., as rights agent, was terminated, and as a result of the termination, the Rights (as defined in the Rights Agreement) that were issued pursuant to the Rights Agreement are no longer outstanding.

Debt Securities

In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes issued by Legacy Whiting and the related registration rights were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:

•

1.25% Convertible Senior Notes due 2020 (the “2020 Notes”) issued pursuant to the Indenture (“2020 Indenture”), dated March 27, 2015, among Legacy Whiting, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) as supplemented by the Tripartite Agreement, dated as of June 25, 2020, by and among Legacy Whiting, the Trustee and Delaware Trust Company (“Delaware Trust”), whereby the Trustee resigned and Delaware Trust became the successor trustee under the 2020 Indenture;

•

the 5.75% Senior Notes due 2021 (the “2021 Notes”) issued pursuant to the Indenture, dated September 12, 2013 (the “Base Indenture”), among Legacy Whiting, Whiting Oil and Gas and the Trustee, as supplemented by the Second Supplemental Indenture, dated September 12, 2013, among Legacy Whiting, Whiting Oil and Gas and the Trustee, as amended;

•

the 6.25% Senior Notes due 2023 (the “2023 Notes”) issued pursuant to the Base Indenture, as supplemented by the Fourth Supplemental Indenture, dated March 27, 2015, among Legacy Whiting, the guarantors party thereto and the Trustee; and

•

the 6.625% Senior Notes due 2026 (together with the 2020 Notes, the 2021 Notes and the 2023 Notes, the “Senior Unsecured Notes”) issued pursuant to the Base Indenture, as supplemented by the Fifth Supplemental Indenture, dated December 27, 2017, among Legacy Whiting, the guarantors party thereto and the Trustee.

In accordance with the Plan, the holders of the Senior Unsecured Notes received (and holders of other general unsecured claims in Class 5 will receive) their proportionate distribution of 97% of the New Common Stock of Whiting (subject to dilution by the Warrants and the MIP (as defined herein)). 3,070,201 shares of New Common Stock are being reserved for potential future distribution to certain Class 5 general unsecured claimants whose claims values are currently pending resolution in the Bankruptcy Court.

RBL Facility

Pursuant to the Plan, on the Effective Date, the Seventh Amended and Restated Credit Agreement, dated as of April 12, 2018, among Legacy Whiting, as parent guarantor, Whiting Oil and Gas, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the various other agents party thereto (the “RBL Facility”), was cancelled and the holders of claims under the RBL Facility had such obligations refinanced through the Exit Credit Facility on the Effective Date. On the Effective Date, all liens and security interests granted to secure such obligations were automatically terminated and are of no further force and effect.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Effective Date, the Company entered into certain direct financial obligations under the Credit Agreement. The description of the Credit Agreement set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the Plan:

•

36,817,630 shares of New Common Stock were issued pro rata to holders of the Senior Unsecured Notes and 3,070,201 shares of New Common Stock are being reserved for potential future distribution to certain Class 5 general unsecured claimants whose claims values are currently pending resolution in the Bankruptcy Court; and

•

1,233,580 shares of New Common Stock, 4,837,387 Series A Warrants to purchase 4,837,387 shares of New Common Stock and 2,418,840 Series B Warrants to purchase 2,418,840 shares of New Common Stock were issued pro rata to holders of the Existing Common Stock.

As of the Effective Date, there were 38,051,210 shares of New Common Stock issued and outstanding.

Shares of Legacy Whiting’s existing equity interests, including the Existing Common Stock, were converted into New Common Stock, Series A Warrants and Series B Warrants at effective exchange ratios of 0.0133557960, 0.0523756707 and 0.0261878353, respectively, per share of Existing Common Stock or existing equity interest.

The New Common Stock and Warrants were issued pursuant to the Plan and were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 1145 of the Bankruptcy Code.

Item 3.03.	Material Modifications to Rights of Security Holders.

As provided in the Plan, all notes, equity, agreements, instruments, certificates and other documents evidencing any claim against or interest in the Company were cancelled on the Effective Date and the obligations of the Company thereunder or in any way related thereto were fully released. The securities to be cancelled on the Effective Date include all of the Existing Common Stock and the Senior Unsecured Notes. For further information, see the Explanatory Note and Items 1.02 and 5.03 of this Current Report, which are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As previously disclosed, on the Effective Date, all of the Existing Common Stock and the Senior Unsecured Notes were cancelled, and Whiting issued approximately 3% of the New Common Stock to holders of the Existing Common Stock and approximately 97% of the New Common Stock to holders of the Senior Unsecured Notes and the holders of other general unsecured claims in Class 5 pursuant to the Plan, whose shares are being reserved for potential future distribution to such Class 5 general unsecured claimants whose claim values are currently pending in the Bankruptcy Court. For further information, see Items 1.02, 3.02 and 5.02 of this Current Report, which are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In accordance with the Plan, Bradley J. Holly, James E. Catlin, Thomas L. Aller, Lyne B. Andrich, Philip E. Doty, Michael G. Hutchinson, Carin S. Knickel and Michael B. Walen resigned from Whiting’s board of directors (the “Board”) on the Effective Date. There were no known disagreements between such directors and Whiting which led to their respective resignations from the Board.

Appointment of Directors

As of the Effective Date, by operation of and in accordance with the Plan, the following individuals were appointed to the Board: Janet L. Carrig, Susan M. Cunningham, Paul J. Korus, Kevin S. McCarthy, Daniel J. Rice IV and Anne Taylor. On September 1, 2020, in connection with Lynn A. Peterson’s appointment as Chief Executive Officer of Whiting (as described below), the Board also appointed Lynn A. Peterson to the Board. The Board consists of a single class of directors with the initial term of office to expire at the 2021 annual meeting of stockholders and then at the next succeeding annual meeting of stockholders thereafter or the date on which the successor of such director is elected.

On September 1, 2020, the Board appointed directors to committees of the Board as follows:

•	Audit Committee: Mr. Korus (Chair), Ms. Cunningham and Mr. Rice

•	Compensation Committee: Ms. Taylor (Chair), Mr. McCarthy and Mr. Rice

•	Nominating and Governance Committee: Ms. Carrig (Chair), Mr. Korus and Mr. McCarthy

•	Sustainability Committee: Ms. Cunningham (Chair), Ms. Carrig, Ms. Taylor and Mr. Peterson

All non-employee directors will participate in Whiting’s standard non-employee director compensation arrangements (on a pro-rated basis for their period of service in their first year as a director). Each non-employee director will receive a cash payment of $80,000 per annum, payable in substantially equal quarterly installments. Non-employee members of Board committees will receive additional cash payments per annum as follows: Audit Committee Chair - $25,000; other committee chairs - $10,000; non-chair Audit Committee members - $10,000; and non-chair other committee members - $5,000. The independent Chairman of the Board, Mr. McCarthy, will also receive an additional cash payments of $100,000 per annum. Each non-employee directors’ equity award will be granted within 60 days of the Effective Date with a grant date value of $165,000. In connection with their appointment, Ms. Carrig, Ms. Cunningham, Mr. Korus, Mr. McCarthy, Mr. Rice and Dr. Taylor will be entering into the Company’s Indemnification Agreement, a form of which was filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

There is no other arrangement or understanding between Ms. Carrig, Ms. Cunningham, Mr. Korus, Mr. McCarthy, Mr. Rice and Dr. Taylor and any other persons pursuant to which he or she was appointed as a member of the Board. Ms. Carrig, Ms. Cunningham, Mr. Korus, Mr. McCarthy, Mr. Rice and Dr. Taylor do not have any family relationship with any director or executive officer of the Company. There is no relationship between Ms. Carrig, Ms. Cunningham, Mr. Korus, and Mr. McCarthy, Mr. Rice and Dr. Taylor and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Incentive Plan

Effective as of the Effective Date, the Board adopted the 2020 Equity Incentive Plan (the “MIP”). A description of the material provisions of the MIP is contained in Legacy Whiting’s Current Report on Form 8-K filed with the Commission on August 17, 2020, which description is incorporated by reference herein. The foregoing description of the MIP is qualified in its entirety by reference to the full text of the MIP, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Resignation of Officers, Appointment of New Officers and Employment Agreements

Appointment of Chief Executive Officer

As previously disclosed, on August 13, 2020, Bradley J. Holly, the current Chairman of the Board, President and Chief Executive Officer of Legacy Whiting, notified Legacy Whiting of his intent to resign from his positions with Legacy Whiting effective upon the Effective Date. On September 1, 2020, the Board acted to elect Lynn A. Peterson as Chief Executive Officer of Whiting and as a member of the Board effective upon the Effective Date. There are no arrangements or understandings between Mr. Peterson and any other persons pursuant to which he was appointed as a member of the Board or as Chief Executive Officer of the Company. Mr. Peterson does not have any family relationship with any director or executive officer of the Company. There is no relationship between Mr. Peterson and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Peterson, age 67, most recently served as Chief Executive Officer and Chairman of SRC Energy, Inc. from June 2015 until its combination with PDC Energy, Inc. in January 2020. Prior to SRC Energy, Mr. Peterson was co-founder, Chief Executive Officer and Chairman of Kodiak Oil & Gas Corp. before its combination with Legacy Whiting in December 2014. Mr. Peterson also served as a director of Legacy Whiting from December 2014 to June 2015 and has served as directors of PDC Energy since January 2020 and Denbury Resources since June 2017. Mr. Peterson began his career in accounting and auditor roles at Ernst & Young and holds a Bachelor of Science in Accounting from the University of Northern Colorado.

In connection with his appointment, Mr. Peterson will be entering into the Company’s Indemnification Agreement, a form of which was filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

Resignation of Chief Financial Officer; Appointment of New Chief Financial Officer

On September 1, 2020, Correne S. Loeffler, the current Chief Financial Officer of Whiting, notified Whiting of her intent to resign from her position with Whiting effective upon the Effective Date. On September 1, 2020, the Board acted to elect James P. Henderson as Chief Financial Officer of Whiting effective as of the Effective Date.

Mr. Henderson, age 55, most recently served as Chief Financial Officer of SRC Energy, Inc. from August 2015 until its combination with PDC Energy, Inc. in January 2020. Prior to SRC Energy, Mr. Henderson served as Chief Financial Officer of Kodiak Oil & Gas Corp. before its combination with Legacy Whiting in December 2014. Mr. Henderson holds a Bachelor’s degree in Accounting from Texas Tech University and a Master of Business Administration degree from Regis University.

In connection with his appointment, Mr. Henderson will be entering into the Company’s Indemnification Agreement, a form of which was filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

On September 1, 2020, Whiting and Ms. Loeffler entered into an amendment (the “Amendment”) to Ms. Loeffler’s employment agreement dated August 1, 2019 and as amended August 24, 2018 (the “Existing Employment Agreement”) effective as of the Effective Date. The Amendment provides that in exchange for a general release of claims Ms. Loeffler may have against Whiting and its affiliates and her agreement to provide consulting services for a transition period following the Effective Date, Whiting will provide Ms. Loeffler with severance pay and benefits consistent with those provided for in the Existing Employment Agreement, reimbursement of attorneys’ fees incurred in connection with the review of the amendment and an aggregate of $68,250 as payment for consulting services during the transition period. In addition, the Amendment provides that Ms. Loeffler will no longer be entitled to (i) any severance pay and benefits provided for under Section 5.d. of the Existing Employment Agreement or any other payment or benefits in connection with a Change of Control (as defined in the Existing Employment Agreement), (ii) any equity or equity-based compensation (or acceleration thereof) in connection with her separation from service or as a result of Whiting’s emergence from the Chapter 11 Cases or (iii) any bonus payment for 2020 or otherwise. In the event Ms. Loeffler fails to honor all of the terms and conditions of the Amendment and the continuing obligations set forth in the Existing Employment Agreement, which include confidentiality, noncompete and non-solicit obligations, Ms. Loeffler would be required to repay the severance payments.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Employment Agreements of Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

The Company entered into executive employment and severance agreements with each of Mr. Peterson (the “CEO Employment Agreement”), Mr. Henderson (the “CFO Employment Agreement”) and Mr. Rimer (the “COO Employment Agreement”, and together with the CEO Employment Agreement and the CFO Employment Agreement, the “Employment Agreements”), each effective on September 1, 2020. The Employment Agreements have a two year term and renew automatically for successive one year terms unless either party provides written notice to the other party at least 180 days prior to the end of a term. The Employment Agreements for Mr. Peterson, Henderson and Rimer (each, an “Executive”) provide for a base salary of $650,000, $425,000 and $450,000, respectively and eligibility to participate in employee benefit plans that the Company generally provides to its senior executives. The Employment Agreements provide that the Executives will be eligible to participate in the Company’s annual bonus plan with a threshold bonus of 25% of base salary, target bonus of 75% of base salary and a maximum bonus of 150% of base salary based upon achievement of the performance goals under such plan (except that in the case of Mr. Rimer, he will not be eligible to participate in such annual bonus plan until 2021). The Employment Agreements provide for an initial grant of restricted stock units with a grant date fair value of $650,000 and $371,875 for Mr. Peterson and Henderson, respectively, to be granted within 45 days after the Effective Date. Such initial grant vests ratably on the first, second and third year anniversaries of the Effective Date, subject to continued employment. The Employment Agreements also provide for grants of long-term incentive awards with a grant date fair value of $1,950,000, $1,115,625 and $1,181,250 to Mr. Peterson, Henderson and Rimer, respectively, in early 2021. Fifty percent of such award will vest ratably on the first, second and third year anniversaries of the grant date and fifty percent will vest based on achievement of performance objectives, in each case, subject to continued employment. The Employment Agreements also provide for a special one-time equity grant of 94,500, 46,300 and 49,100 restricted stock units for Mr. Peterson, Henderson and Rimer, respectively, to be granted within 45 days after the Effective Date. Fifty percent of the special equity award will vest if the daily volume weighted average price (“VWAP”) exceeds $32.57 per share for 20 consecutive trading days, an additional 25% will vest if the daily VWAP exceeds $48.86 per share for 20 consecutive trading days and the final 25% will vest if the daily VWAP exceeds $65.14 per share for 20 consecutive trading days. The special equity award will vest only if the Executive is employed by the Company during the 20 day period when the daily VWAP equals or exceeds the targets outlined above (provided, however, that vesting will occur if the Executive is terminated without cause or resigns for good reason (a “qualifying termination”) within 3 months prior to achieving such targets). Cause and good reason are defined in the Employment Agreements.

Under the terms of the Employment Agreements, the Executives are entitled to certain severance payments and other benefits upon a qualifying termination of employment. If the Executive’s employment is terminated without cause or for good reason prior to the end of the employment term or due to the Company’s notice of non-renewal, the Executive will be entitled to a severance benefit equal to the sum of the Executive’s base salary and annual bonus (equal to 75% of base salary), payable in equal installments over the 12 month period following the date of termination. If such qualifying termination occurs within 3 months prior to or 12 months following a change of control, the Executive will receive an additional severance payment equal to the sum of the Executive’s base salary and target annual bonus, payable in a lump sum on the 60th day following such termination (provided that if such termination occurs prior to a change of control, then payment shall be made on or within 60 days following the change of control). Additionally, until the earlier of 18 months following a qualified termination or such time as the Executive has obtained new employment and is covered by benefits at least equal in value, the Executive will continue to be covered, at the expense of the Company, by the same or equivalent medical, dental and vision coverage as the Executive received prior to termination. During the first 6 months following such termination, the Executive will pay the Company for any life insurance coverage that provides a benefit in excess of $50,000 under a group term life insurance policy. After the end of such 6 month period, the Company will make a cash payment to the Executive equal to the aggregate premiums paid by the Executive for such coverage, and thereafter such coverage will be provided at the Company’s expense for the remainder of the period. The Executive’s right to receive severance payments and benefits is conditioned upon the Executive’s continued compliance with any post-employment obligations and execution and non-revocation of a general release of claims. The Employment Agreements also provide that the Executive is subject to a customary confidentiality covenant and non-disparagement covenant and, for one year following termination of employment (or two years if the termination is after a change of control), customary covenants not to solicit or compete with the Company’s business in its material plays or fields.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached hereto as Exhibits 10.5, 10.6 and 10.8 and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the Plan, Whiting filed the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware secretary of state. Also on the Effective Date, in accordance with the Plan, Whiting adopted the Second Amended and Restated Bylaws (the “Bylaws”).

Pursuant to the Certificate of Incorporation, the authorized capital stock of Whiting consists of 500,000,000 shares of New Common Stock and 50,000,000 shares of preferred stock, par value $0.001 per share.

Each holder of shares of New Common Stock, as such, shall be entitled to one vote for each share of New Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law or provided in the Certificate of Incorporation, at any annual or special meeting of stockholders the New Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

Subject to the rights of any then-outstanding shares of preferred stock, the holders of New Common Stock may receive such dividends as the Board may declare in its discretion out of legally available funds. Holders of New Common Stock will share equally in Whiting’s assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Shares of New Common Stock are not subject to any redemption provisions and are not convertible into any of Whiting’s other securities.

Preferred Stock

Shares of preferred stock may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the Board determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Anti-Takeover Provisions

Some provisions of Delaware law, the Certificate of Incorporation and the Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of Whiting by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the New Common Stock.

Business Combinations under Delaware Law

Whiting is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”). In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation’s outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. A Delaware corporation may “opt out” from the application of Section 203 through a provision in its certificate of incorporation or by-laws. Whiting has not “opted out” from the application of Section 203.

Number and Election of Directors

The Board shall consist of not less than one nor more than twelve members, the exact number of which shall be determined from time to time exclusively by resolution adopted by the Board.

Calling of Special Meeting of Stockholders

The Bylaws provide that special meetings of stockholders may be called only by (i) the chairman of the Board, (ii) the President, (iii) a majority of the Board or (iii) the secretary of Whiting upon the delivery of a written request to Whiting by the holders who own at least 25% of the outstanding shares of New Common Stock and have owned such shares for at least 365 consecutive days prior to such determination date in the manner provided in the Bylaws.

Amendments to the Bylaws

The Bylaws may be amended or repealed or new bylaws may be adopted (i) by action of the majority of the Board or (ii) without action of the Board, by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of New Common Stock entitled to vote generally in the election of directors.

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders. The Bylaws specify in detail the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. The Bylaws also describe certain criteria for when stockholder-requested meetings need not be held.

Directors may be removed from office at any time by the affirmative vote of holders of at least a majority of the outstanding shares of New Common Stock entitled generally to vote in the election of directors.

Newly Created Directorships and Vacancies on the Board

Under the Bylaws, any newly created directorships resulting from any increase in the number of directors and any vacancies on the Board for any reason may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders).

No Cumulative Voting

The Certificate of Incorporation provides that there will be no cumulative voting in the election of directors.

Authorized but Unissued Shares

Under Delaware law, Whiting’s authorized but unissued shares of New Common Stock are available for future issuance without stockholder approval. Whiting may use these additional shares of New Common Stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of New Common Stock could render more difficult or discourage an attempt to obtain control of Whiting by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

The Certificate of Incorporation provides that, unless Whiting consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if and only if the Court of Chancery of the State of Delaware does not have jurisdiction, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware)) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on Whiting’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former directors, officers, other employees or stockholders to Whiting or to the stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery, (iv) any action asserting a claim governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

The Certificate of Incorporation provides that, unless Whiting consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for any action brought under the Securities Act.

The foregoing descriptions of the Certificate of Incorporation and Bylaws is qualified in its entirety by reference to the full text of the applicable employment agreement, a copy of which is attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that Whiting believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties include, but are not limited to: the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; declines in, or extended periods of low, oil, NGL or natural gas prices; Whiting’s level of success in exploration, development and production activities; the ability to generate sufficient cash flows from operations to meet the internally funded portion of Whiting’s capital expenditures budget; the ability to obtain external capital to finance exploration and development operations; Whiting’s inability to access oil and gas markets due to market conditions or operational impediments, including any court rulings which may result in the inability to transport oil on the Dakota Access Pipeline; the impact of negative shifts in investor sentiment towards the oil and gas industry; impacts resulting from the allocation of resources among

Whiting’s strategic opportunities; the geographic concentration of Whiting’s operations; impacts to financial statements as a result of impairment write-downs and other cash and noncash charges; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; inaccuracies of Whiting’s reserve estimates or assumptions underlying them; the timing of exploration and development expenditures; risks relating to decreases in Whiting’s credit rating; market availability of, and risks associated with, transport of oil and gas; the ability to successfully complete asset dispositions and the risks related thereto; the ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; weakened differentials impacting the price Whiting receives for oil and natural gas; risks relating to any unforeseen liabilities; the impacts of hedging on Whiting’s results of operations; adverse weather conditions that may negatively impact development or production activities; uninsured or underinsured losses resulting from Whiting’s oil and gas operations; lack of control over non-operated properties; failure of Whiting’s properties to yield oil or gas in commercially viable quantities; the impact and costs of compliance with laws and regulations governing Whiting’s oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; impacts of local regulations, climate change issues, negative public perception of Whiting’s industry and corporate governance standards; the ability to replace Whiting’s oil and natural gas reserves; negative impacts from litigation and legal proceedings; risks related to Whiting’s level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under Whiting’s Credit Agreement and Whiting’s ability to generate sufficient cash flow from operations to service its indebtedness; unforeseen underperformance of or liabilities associated with acquired properties or other strategic partnerships or investments; competition in the oil and gas industry; any loss of Whiting’s senior management or technical personnel; cybersecurity attacks or failures of Whiting’s telecommunication and other information technology infrastructure; and other risks described under the caption “Risk Factors” in Item 1A of Whiting’s Annual Report on Form 10-K for the period ended December 31, 2019 and its subsequent reports on Form 10-Q. Whiting assumes no obligation, and disclaims any duty, to update the forward-looking statements in this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On the Effective Date, the Company issued a press release announcing its emergence from the Chapter 11 Cases and the Company posted to its website an emergence presentation. Copies of the press release and emergence presentation have been furnished as Exhibits 99.2 and 99.3, respectively, to, and incorporated by reference into, this Current Report.

The information contained in Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Shell Company Transactions. Not Applicable.

(d)	Exhibits:

(2)	Joint Chapter 11 Plan of Reorganization of Whiting Petroleum Corporation and its Debtor Affiliates (incorporated by reference to Exhibit A of the Order Confirming the Amended Joint Chapter 11 Plan of Reorganization, filed as Exhibit 2 to Whiting’s Current Report on Form 8-K filed on August 17, 2020)

(3.1)	Amended and Restated Certificate of Incorporation of Whiting Petroleum Corporation.

(3.2)	Second Amended and Restated Bylaws of Whiting Petroleum Corporation.

(4)	Specimen Common Stock Certificate.

(10.1)	Credit Agreement dated as of September 1, 2020, by and among Whiting Petroleum Corporation, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Securities LLC and Capital One, National Association, and the lenders and other parties party thereto.

(10.2)	Series A Warrant Agreement dated as of September 1, 2020, by and among Whiting Petroleum Corporation, Computershare Inc. and Computershare Trust Company, N.A.

(10.3)	Series B Warrant Agreement dated as of September 1, 2020, by and among Whiting Petroleum Corporation, Computershare Inc. and Computershare Trust Company, N.A.

(10.4)	Whiting Petroleum Corporation 2020 Equity Incentive Plan.

(10.5)	Employment Agreement, by and between Whiting Petroleum Corporation and Lynn A. Peterson, dated September 1, 2020.

(10.6)	Employment Agreement, by and between Whiting Petroleum Corporation and James P. Henderson, dated September 1, 2020.

(10.7)	Amendment to Employment Agreement, by and between Whiting Petroleum Corporation and Correne S. Loeffler, dated September 1, 2020.

(10.8)	Employment Agreement, by and between Whiting Petroleum Corporation and Charles J. Rimer, dated September 1, 2020.

(99.1)	Order Confirming Joint Chapter 11 Plan of Reorganization of Whiting Petroleum Corporation (incorporated by reference to Exhibit 99 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on August 17, 2020).

(99.2)	Press Release, dated September 1, 2020.

(99.3)	Emergence Presentation, dated September 2020.

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(2)	Joint Chapter 11 Plan of Reorganization of Whiting Petroleum Corporation and its Debtor Affiliates (incorporated by reference to Exhibit A of the Order Confirming the Joint Chapter 11 Plan of Reorganization, filed as Exhibit 2 to Whiting’s Current Report on Form 8-K filed on August 17, 2020)

(3.1)	Amended and Restated Certificate of Incorporation of Whiting Petroleum Corporation.

(3.2)	Second Amended and Restated Bylaws of Whiting Petroleum Corporation.

(4)	Specimen Common Stock Certificate.

(10.1)*	Credit Agreement dated as of September 1, 2020, by and among Whiting Petroleum Corporation, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Securities LLC and Capital One, National Association, and the lenders and other parties party thereto.

(10.2)	Series A Warrant Agreement dated as of September 1, 2020, by and among Whiting Petroleum Corporation, Computershare Inc. and Computershare Trust Company, N.A.

(10.3)	Series B Warrant Agreement dated as of September 1, 2020, by and among Whiting Petroleum Corporation, Computershare Inc. and Computershare Trust Company, N.A.

(10.4)	Whiting Petroleum Corporation 2020 Equity Incentive Plan.

(10.5)	Employment Agreement, by and between Whiting Petroleum Corporation and Lynn A. Peterson, dated September 1, 2020.

(10.6)	Employment Agreement, by and between Whiting Petroleum Corporation and James P. Henderson, dated September 1, 2020.

(10.7)	Amendment to Employment Agreement, by and between Whiting Petroleum Corporation and Correne S. Loeffler, dated September 1, 2020.

(10.8)	Employment Agreement, by and between Whiting Petroleum Corporation and Charles J. Rimer, dated September 1, 2020.

(99.1)	Order Confirming Joint Chapter 11 Plan of Reorganization of Whiting Petroleum Corporation (incorporated by reference to Exhibit 99 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on August 17, 2020).

(99.2)	Press Release, dated September 1, 2020.

(99.3)	Emergence Presentation, dated September 2020.

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2020

WHITING PETROLEUM CORPORATION

By:	/s/ Bruce R. DeBoer
Name:	Bruce R. DeBoer
Title:	Chief Administrative Officer, General Counsel and Secretary